Exhibit 10.2
EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
dated as of June 5, 2009
between
BROADPOINT SECURITIES GROUP, INC.
and
ERIC J. GLEACHER

REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is dated as of June 5, 2009, by BROADPOINT SECURITIES GROUP, INC., a New York corporation (the “Company”), and ERIC J. GLEACHER (the “Investor”).
RECITALS
     WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 2, 2009 (the “Merger Agreement”), as amended, by and among the Company, Magnolia Advisory LLC, Gleacher Partners Inc., the Investor and the other parties signatory thereto, the Company has issued to the Investor shares (the “Shares”) of Common Stock (as defined below) and has agreed to enter into this Agreement to provide the Investor with certain registration rights in respect of such Shares; and
     WHEREAS, the parties hereto hereby desire to set forth the Company’s obligations to cause the registration of the Registrable Securities (as defined below) pursuant to the Securities Act (as defined below) and applicable state securities laws.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions and Usage.
          As used in this Agreement:
          1.1. Definitions.
          “Agent” means the principal placement agent on an agented placement of Registrable Securities.
          “Commission” shall mean the Securities and Exchange Commission.
          “Common Stock” shall mean (i) the common stock, par value $.01 per share, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange generally of shares of such common stock.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Holder” shall mean the Investor and any Transferee of any Registrable Securities from a Holder, to the extent that such Transferee shall have been assigned rights under this Agreement in accordance with Section 7, in each case at such times as such Person shall own any Registrable Securities.

          “Majority Selling Holders” means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.
          “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.
          “Piggyback Registration” shall have the meaning set forth in Section 2.1.
          “Register”, “registered”, and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.
          “Registrable Securities” shall mean, subject to Section 7: (i) the Shares owned by the Investor on the date hereof, (ii) any shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange generally for, or in replacement by the Company generally of, such Shares (or other Registrable Securities); and (iii) any securities issued in exchange for Shares (or other Registrable Securities) in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company, in each case that are not subject to Transfer Restrictions (as defined in the Merger Agreement); provided, however, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which may be sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act without restriction (including because the Investor is not an “affiliate” (within the meaning of Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act) of the Company and has not been such during the three-month period referenced in Rule 144(b) (as such time period or Rule may be modified in the future)), and, provided, further, that the Company shall have no obligation under Section 2 to register any Registrable Securities of a Holder if the public sale or disposition in a single three-month period of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected.
          “Registrable Securities then outstanding” shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.
          “Registration Expenses” shall have the meaning set forth in Section 5.1.
          “Shelf Registration Termination Date” shall have the meaning set forth in Section 3.2.
          “Securities Act” shall mean the Securities Act of 1933, as amended.

          “Selling Holders” shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.
          “Shares” shall have the meaning set forth in the Recitals.
          “Specified Registration Rights Agreements” shall mean (i) that certain Registration Rights Agreement, dated June 13, 2003, between the Company and Farm Bureau Life Insurance Company, and (ii) that certain Registration Rights Agreement, dated June 13, 2003, between the Company and Kansas City Life Insurance Company.
          “Transfer” shall have the meaning set forth in the Merger Agreement.
          “Underwriters’ Representative” shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the underwriters’ representative by the co-managers.
          “Violation” shall have the meaning set forth in Section 6.1.
          1.2. Usage.
          (i) References to a Person (other than a natural person) are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).
          (ii) References to Registrable Securities “owned” or “held” by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.
          (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).
          (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.
          (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.
          (vi) The term “including” and correlative terms shall be deemed to be followed by “without limitation” whether or not followed by such words or words of like import.
          (vii) The term “hereof” and similar terms refer to this Agreement as a whole.

          (viii) The “date of” any notice or request given pursuant to this Agreement shall be determined in accordance with Section 12.2.
     Section 2. Piggyback and Shelf Registration.
          2.1. Piggyback Registration
          (i) If at any time when Holders own Registrable Securities, the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holders) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Holder of Registrable Securities written notice of such registration (a “Piggyback Registration”); provided, however, that the Company shall have no obligations and Holders shall have no rights, hereunder with respect to any “Demand Registration” or “Shelf Registration” as defined in the Registration Rights Agreement, dated September 21, 2007, by and among the Company, MatlinPatterson FA Acquisition LLC and the other parties thereto. Upon the written request of each Holder given within twenty (20) days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2.1 without any obligation or liability to any Holder.
          (ii) If the Underwriters’ Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: (A) first, all securities proposed to be sold by the Company for its own account and, if such registration is effected as a result of the exercise of demand registration rights granted by the Company, all securities required to be registered pursuant to the exercise of such demand registration rights allocated (as between the Company and the holders exercising such demand registration rights) in accordance with the priorities then existing among the Company and such holders; (B) second, securities required to be included in such registration statement pursuant to the exercise of piggyback registration rights set forth in the Specified Registration Rights Agreements, to the extent that the Specified Registration Rights Agreements require the Company to include such securities in such registration in priority to the securities described in the following clause (C); and (C) third, the Registrable Securities requested to be included in such registration by Holders pursuant to this Section 2.1, and all other securities being registered pursuant to the exercise of other contractual registration rights granted by the Company, pro rata based on the estimated gross proceeds from the sale thereof; and third all other securities requested to be included in such registration.

          (iii) Except as set forth in Section 2.1(ii), each Holder shall be entitled to have Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 2.1.
          2.2. Shelf Registration
          (i) The Investor may request that the Company prepare and file with the Commission, and the Company shall prepare and file with the Commission (provided that the Company need not effect such filing prior to the third anniversary of the Closing Date (as such term is defined in the Merger Agreement)), a shelf registration statement on Form S-3 or any similar short-form or other appropriate registration statement that may be available at such time, which, if the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act), shall be an “Automatic Shelf Registration Statement,” as such term is defined in Rule 405 of the Securities Act for the purpose of registering under the Securities Act (the “Shelf Registration Statement”) the offer and sale of all the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement (the “Shelf Registration”); provided however, that such method or methods of distribution shall not, without the prior written consent of the Company, include any firm commitment or best efforts underwritten public offering. The Shelf Registration Statement shall indicate that the Registrable Securities are to be offered and sold on a continuous basis pursuant to Rule 415 under the Securities Act.
          (ii) If a Shelf Registration Statement is not automatically effective upon filing, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event not later than sixty days following the later of the third anniversary of the Closing Date and the date of the Investor’s request.
          (iii) If prior to the Shelf Registration Termination Date, the number of Registrable Securities at any time exceeds the number of securities then registered for sale in the Shelf Registration Statement, the Company shall file as soon as practicable an additional Shelf Registration Statement covering the offer and sale by the Holders of not less than the number of such Registrable Securities.
     Section 3. Registration Procedures. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall take each of the actions set forth in this Section 3, as expeditiously as practicable.
          3.1. In the case of any Piggyback Registration, the Company shall prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company’s reasonable best efforts to cause such registration statement to become effective. With respect to either a Piggyback Registration or Shelf Registration, before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the

Selling Holders (selected by Majority Selling Holders, as the case may be) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel;
          3.2. With respect to either a Piggyback Registration or Shelf Registration, the Company shall prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the applicable registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 4.2. Subject to Rule 415 under the Securities Act, if the registration statement is a shelf registration, the Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for three years after its effective date, provided that in the case of the Shelf Registration, the Company shall be required to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until such time as there are no Registrable Securities remaining (the “Shelf Registration Termination Date”), and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Shares such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Shares covered by such registration statement. Pending such amendment or supplement (and written notice of the need therefor) each such Holder shall cease making offers or Transfers of Registrable Shares pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its reasonable best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.
          3.3. The Company shall furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.
          3.4. The Company shall use the Company’s reasonable best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters’ Representative or Agent (as applicable, or if inapplicable, the Majority Selling

Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, as soon as practicable; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not already so qualified or subject to service.
          3.5. In the event of any underwritten or agented offering, the Company shall enter into and perform the Company’s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering.
          3.6. The Company shall promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
          3.7. The Company shall make generally available to the Company’s security holders copies of all periodic reports, proxy statements, and other information referred to in Section 9.1 and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.
          3.8. The Company shall make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Company.
          3.9. The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.
          3.10. The Company shall use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.
          3.11. The Company shall use the Company’s reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.
          3.12. The Company shall take such other actions as are reasonably requested in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.
          Section 4. Holders’ Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:
          4.1. furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder’s Registrable Securities, and to cooperate with the Company in preparing such registration; and
          4.2. if applicable, agree to sell its Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders.
     Section 5. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:
          5.1. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 7), including all registration, filing and Financial Industry Regulatory Authority, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company’s independent public accountants, including the expenses of “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by the Majority Selling Holders) (the “Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders).

          5.2. Any failure of the Company to pay any Registration Expenses as required by this Section 5 shall not relieve the Company of its obligations under this Agreement.
     Section 6. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:
          6.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
          (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto; or
          (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading;
provided, however, that the indemnification required by this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon (x) a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration or (y) the failure of any person entitled to indemnification hereunder to deliver or make available to a purchaser of Registrable Securities (to the extent required by law), a copy of any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available), provided that the Company shall have delivered to the applicable Selling Holder such registration statement, including such preliminary prospectus or final prospectus contained therein and any amendments or supplements thereto. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.
          6.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 6.2 exceed the gross proceeds from the applicable offering received by such Selling Holder.
          6.3. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.
          6.4. If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:
          (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.1 and Section 6.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          6.5. If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this

Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6.4.
          6.6. The obligations of the Company and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.
     Section 7. Transfer of Registration Rights. All rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any other Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if and only if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, (y) the Transferor shall have delivered to the Secretary of the Company, no later than fifteen (15) days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred and (z) the Transfer of Registrable Securities and complies with all restrictions applicable thereto; including any applicable “Transfer Restrictions” (as defined in the Merger Agreement).
     Section 8. Holdback. Each Holder entitled pursuant to this Agreement to have Registrable Securities included in a piggyback registration statement prepared pursuant to Section 2.1 of this Agreement, if so requested by the Underwriters’ Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the fifteen (15) day period prior to, and up to ninety (90) day period beginning on (but in any event not longer that the period applicable to the Company’s directors who are required by the Underwriters’ Representative or Agent to be subject to similar restrictions), the date such registration statement is declared effective under the Securities Act by the Commission, provided that such Holder is timely notified of such effective date in writing by the Company or such Underwriters’ Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.
     Section 9. Covenants.
          9.1. The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

          9.2. Upon written notice from the Company, the Holders shall not offer or sell any Registrable Securities pursuant to or in reliance upon a piggyback registration statement filed pursuant to Section 2.1 hereof (or the prospectus related thereto) during any suspension or similar period applicable to other securities registered pursuant to such registration statement. The Company shall be entitled to postpone (but not more than once in any fiscal quarter) for a reasonable period not in excess of thirty (30) calendar days, the filing or initial effectiveness of, or suspend the use of a Shelf Registration Statement if the Company delivers to the Majority Selling Holders a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying that in the good faith judgment of such officers, following consultation with counsel, such registration, offering or use would reasonably be expected to materially and adversely affect or to materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect the Company (no postponement or suspension shall apply during any period in which the directors and executive officers of the Company are not also generally prohibited from selling shares of Common Stock). The Holders shall maintain in confidence the existence and content of such notice or certificate.
     Section 10. Amendment, Modification and Waivers; Further Assurances.
          (i) This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Majority Selling Holders to such amendment, action or omission to act.
          (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.
          (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
     Section 11. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Majority Selling Holders on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 7.
     Section 12. Miscellaneous.
          12.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
          12.2. Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on Schedule 1 to this Agreement or in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.
          12.3. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.
          12.4. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.
          12.5. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.
          12.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.
          12.7. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

          12.8. Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.
          12.9. Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 6 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, provided that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.
          12.10. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.
          12.11. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
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          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

BROADPOINT SECURITIES GROUP, INC.

By:	/s/ Lee Fensterstock
By:	Lee Fensterstock
Title:	Chairman and Chief Executive Officer
Signature Page to Registration Rights Agreement

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

/s/ Eric J. Gleacher
Eric J. Gleacher
Signature Page to Registration Rights Agreement

Schedule 1
Address for Notices
Notice to the Company
Broadpoint Securities Group, Inc.
12 East 49th Street, 31st Floor
New York, New York 10117
Attention: General Counsel
Fax: 212-273-7320
Notice to the Investor
Eric J. Gleacher
c/o Gleacher Partners Inc.
660 Madison Avenue, 19th Floor
New York, New York 10065

EXHIBIT A
to
Registration
Rights Agreement
AGREEMENT TO BE BOUND
BY THE REGISTRATION RIGHTS AGREEMENT
          The undersigned, being the transferee of                      shares of the common stock, $.01 par value per share [or describe other capital stock received in exchange for such common stock] (the “Registrable Securities”), of Broadpoint Securities Group, Inc., a New York corporation (the “Company”), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities is governed by the Registration Rights Agreement dated as of [ ], 2009 initially among the Company and Eric J. Gleacher referred to therein (the “Agreement”), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.
          Agreed to this ___day of _________, _________.

*
*

*	Include address for notices.

A-1